Exhibit 99.1

BIOLASE, Inc. Announces Pricing of $7.0 Million Public Offering

LAKE FOREST, Calif., February 13, 2024 /PRNewswire/ — BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced the pricing of its public offering of 16,000,000 units, with each unit consisting of one share of common stock (or one pre-funded warrant to purchase one share of common stock), one Class A Warrant to purchase one share of common stock, and one Class B Warrant to purchase one share of common stock. Each unit is being sold at an effective public offering price of $0.44. The Class A warrants will be immediately exercisable at a price of $0.66 per share and will expire five years from the date of issuance. The Class B warrants will be exercisable on the date of stockholder approval at a price of $0.748 per share and will expire five years from the date of such stockholder approval. The shares of common stock (or pre-funded warrants in lieu thereof) and accompanying warrants can only be purchased together in this offering, but will be issued separately and will be immediately separable upon issuance.

Gross proceeds, before deducting placement agent fees and other offering expenses, are expected to be approximately $7.0 million. The offering is expected to close on February 15, 2024, subject to customary closing conditions.

Lake Street Capital Markets, LLC and Maxim Group LLC are acting as joint placement agents for the offering.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333- 276596) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 13, 2024. The offering is being made only by means of a prospectus which is a part of the Registration Statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Lake Street Capital Markets, LLC, Attn: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, MN 55402, by calling (612) 326-1305 or Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. As of December 31, 2023, BIOLASE’s proprietary laser products incorporate approximately 241 patented and 21 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2023, BIOLASE has sold over 47,700 laser systems in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. The forward-looking statements include statements regarding the expected closing date of the offering. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, those risks and uncertainties that are described in the “Risk Factors” section of BIOLASE’s Annual Report filed on Form 10-K filed with the SEC and other filings by BIOLASE with the SEC. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

Investor Relations:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com